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                                                                    EXHIBIT 10.2


                                Placement Slip


Reinsured:               LaSalle Re Limited
---------

Type:                    Quota Share Treaty
----

Cession:                 22.5%. This percentage shall be adjustable at any time
-------                  during the period of this treaty, subject to agreement
                         between the Reinsurer and the Reinsured.

Period:                  Continuous from April 1, 1999, in respect of all
------                   written by the Reinsured in force at the effective date
                         or issued or renewed on or after that date, for subject business as defined in the Business Covered section below.

                         This treaty shall be subject to termination by either party at any time after April 1, 2002, subject to 30 days prior notice of cancellation and to the terms of the Special Cancellation provision contained herein.

Special Cancellation:    This treaty shall be subject to termination by the
--------------------     Reinsured at any time, subject to 30 days prior notice,
                         in the event of the following:

                         . A reduction in the Reinsurer's Standard & Poor's
                           Claims Paying Ability Rating below that of the Reinsured.

                         . A change of control on the part of the Reinsurer.

                         This treaty shall be subject to termination by the Reinsurer at any time, subject to 30 days prior notice, in the event of the following:

                         . A change of control on the part of the Reinsured.
                           (see attached clause)

Business Covered:        Property Catastrophe business classified as Product
----------------         Type (PT) 31,32,33,34 and 35 for cedants domiciled in
                         the United States of America. (Product type description as attached).

Territory:               United States of America, including any and all
---------                territories and possessions and other geographic areas
                         considered to be incidental to the account's overall exposure. The Reinsured is to be the sole judge of what constitutes "incidental."

Premium:                 Original Net Premium, to be defined as original
-------                  reinsurance premium less brokerage and U.S. Federal
                         Excise Tax.

Coding Commission:       8% of Original Net Premium.
-----------------
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                                Placement Slip


Profit Commission:   Equal to 5% of ceded Original Net Premium when the
------------------   Reinsured's Loss Ratio for subject lines of business, as
                     defined below, is less than 45%.

                     For the purpose of this contract, "Loss Ratio" shall be equal to the Reinsured's 100% net losses incurred dividend by 100% net premiums earned for the subject lines of business.

Portfolio:           Within 60 days after inception, the Reinsured shall remit
----------           to the Reinsurer the unearned premium reserve on business
                     ceded hereunder that was in force at the inception of this treaty. The Reinsurer will allow a ceding commission on the premium ceded at the rate provided herein. In consideration of the premium so transferred, the Reinsurer will accept liability for its share of losses that occur on or after the effective date of this treaty.

Cash Loss:           At the Reinsured's discretion, subject to a minimum ceded
----------           loss recoverable of $2,000,000.

Accounts:            Quarterly accounts for each of the Reinsured's fiscal
--------             year's business ceded hereunder.

Exclusions:          1.  War risks
-----------          2.  Nuclear Incident Exclusion Clause - Physical Damage -
                         Reinsurance (U.S.A and Canada)
                     3.  Nuclear Energy Risks Exclusion Clause
                     4.  Financial Guarantee and Insolvency
                     5.  Insolvency Funds
                     6.  Seepage and Pollution
                     7.  London Market Excess of Loss (LMX) business

General
-------
Conditions:          Currency
-----------          Commutation
                     Credit and Deficit carry forward to be agreed
                     Tax
                     Loss and Loss Settlement
                     Funding
                     Arbitration
                     Service of Suit
                     Insolvency

                                       2

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                                Placement Slip


Wording:               To be agreed
--------

Authorization:         100    %
--------------         -------

Signature:             /s/ DOUGLAS R. BEHNKE
----------             -------------------------

Reinsurer:             Continental Casualty Co.
----------             -------------------------

Date:                  4-14-99
-----                  -------------------------

                                       3

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Product Type Code         Type
-----------------         ----

31                        Catastrophe Aggregate Excess of Loss

32                        Nationwide Catastrophe Excess of Loss

33                        Super Regional Catastrophe Excess of Loss

34                        Auto Physical Damage Catastrophe Excess of Loss

35                        Regional Catastrophe Excess of Loss

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Change in control provision:

(a) The rights and obligations of the parties under this Agreement may not be assigned by them to any other person, and any purported assignment shall be null and void, provided, however that either party may assign all of its rights and obligations under this Agreement to a property licensed and otherwise qualified
(i) subsidiary (direct or indirect) of such party or (ii) entity under common control with such party, provided that such assignment does not in any way diminish or adversely affect the obligations of the assigning party under this Agreement.

(b) A "Change of Control" shall constitute a prohibited assignment of this Agreement. A "Change of Control" means (i) a sale or issuance (or any combination thereof) to any person or group (as defined in regulations of the Securities and Exchange Commission, Rule 13d-5) of 30% or more of the voting interest in securities of LaSalle Re Holdings Limited or of the Reinsured (provided, however, that an issuance of additional shares of voting securities pro rata to persons holding common stock of LaSalle Re Holdings Limited as of the date of this Agreement shall not constitute a change of control); (ii) a sale (whether by reinsurance agreement or other transfer or conveyance) of substantially all of the business, renewal rights or assets of the Reinsured to a person other than a permitted assignee under (a) above; or (iii) a merger, reorganization or other business combination of LaSalle Re Holdings Limited or the Reinsured (except with a permitted transferee under (a) above.